UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2011

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2011, Compuware Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with dynaTrace software, Inc. ("dynaTrace”), Compuware Acquisition Corp., a wholly owned subsidiary of the Company ("Merger Sub"), and the Stockholder Representative named in the Merger Agreement.  Pursuant to the Merger Agreement, on July 1, 2011, the same date that the Merger Agreement was entered into, Merger Sub merged with and into dynaTrace and dynaTrace continued as a wholly-owned subsidiary of the Company.  Pursuant to the Merger Agreement, the Company paid a total purchase price of approximately $256 million.  In addition, certain unvested options exercisable for shares of dynaTrace Common Stock issued by dynaTrace to its employees were converted into options to receive shares of Compuware common stock.  Each of the Company, dynaTrace, Merger Sub and the Stockholder Representative agreed to customary representations, warranties and covenants in the Merger Agreement.

A copy of the Merger Agreement is attached to this Current Report as Exhibit 2.11 and is incorporated herein by reference.  The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.  The exhibits and schedules to the Merger Agreement have been omitted from the attached Exhibit 2.11.  The Company shall furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

The Merger Agreement contains a number of representations and warranties which the Company and dynaTrace have made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. These disclosure schedules contain non-public information. While the Company does not believe that this non-public information is required to be publicly disclosed under the applicable securities laws, that information does modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. In addition, these representations and warranties were made as of the date of the Merger Agreement. Information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement. Moreover, representations and warranties are frequently utilized in acquisition agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about the Company and dynaTrace.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2011, the Company completed the above-referenced acquisition pursuant to the Merger Agreement with dynaTrace, entered into on the same date.  With the completion of this acquisition, the Company acquired the businesss of dynaTrace which includes approximately 180 employees and intellectual property including that related to dynaTrace’s Application Performance Management products.

Item 7.01.	Regulation FD Disclosure.

A copy of the July 6, 2011 press release issued by the Company announcing the completion of the merger is attached as Exhibit 99.1.

A transcript of the conference call held on July 6, 2011, including the presentation materials, is furnished with this Report as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.11	Agreement and Plan of Merger by and among Compuware Corporation, Compuware Acquisition Corp., dynaTrace software, Inc. and the Stockholder Representative dated as of July 1, 2011.

99.1	Press release dated July 6, 2011.

99.2	Transcript and presentation materials from conference call held on July 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: July 8, 2011	By:	/s/ Laura L. Fournier
Laura L. Fournier
Executive Vice President
Chief Financial Officer